                                                                  EXHIBIT 10.23

                                                                 Lease No. 8149
                                                                          -----

                       MASTER LEASE AND WARRANT AGREEMENT

                      Dated as of Lessor's Acceptance Date

                                     between

                           PACIFICORP CREDIT, INC. DBA
                          PACIFIC VENTURE FINANCE, INC.
                     1990 North California Blvd., Suite 1050
                         Walnut Creek, California 94596

                                    as Lessor

                                       and

                               OBJECT DESIGN, INC.
                         -------------------------------
                          a   Delaware   corporation
                            ------------
                         One New England Executive Park
                         -------------------------------
                         Burlington, Massachusetts 01803
                         -------------------------------
                                   [address]

                                   as Lessee


                  The following terms are defined as indicated:

Master Lease Line:  $900,000.00                   Rent Factor:  See Rider 1
                   ---------------------                       ----------------
                                                                See Rider 1
Lease Line Fee:  $10,000.00                       Rental Term:        Months
                 -----------------------                       ------

Used Equipment Cost Limit:  $250,000.00           Funding Period:  12  Months
                          --------------                         -----

                       Used Equipment Date Limit: 10/15/90
                                                 ----------


Lessee executes this Lease and agrees            Accepted by Lessor
to all of the terms and conditions
hereof as of Lessor's Acceptance Date.


By:/s/ ??????????????????                        By:/s/
   -------------------------------                  ----------------------------
    Its:Vice President and CFO                      Its:Vice President

    Date: September 29, 1990                     Date: October 5, 1990
         -------------------------                     -------------------------
                                                    ("Lessor's Acceptance Date")

         THIS MASTER LEASE AND WARRANT AGREEMENT (collectively with each present and future Rider, Schedule, Exhibit and amendment hereto, this "Lease") is made as of the Lessor's Acceptance Date by and between Lessee and PACIFICORP CREDIT, INC., dba PACIFIC VENTURE FINANCE, INC., and Oregon corporation ("Lessor"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessee and Lessor do hereby agree as follows:

         Lessor shall lease Equipment to Lessee subject to the terms and conditions hereof. Lessee shall on the date hereof grant Lessor a warrant (the "Warrant") to purchase the Warrant Shares (as defined therein) on the terms set forth in the Warrant as additional consideration for this Lease.

         1. DEFINITIONS.

         "ACCEPTANCE NOTICE" means the Equipment Acceptance Notice portion of a Schedule.

         "COMMENCEMENT DATE"  for any Item is defined in Section 7.

         "COST" of an Item means the total cost to Lessor of purchasing that item, as indicated on the applicable Schedule.

         "DAILY RENT FACTOR" for any Item is the greater of the amount set forth as such in the applicable Schedule or one-thirtieth of the Monthly Rent Factor.

         "DISCOUNT RATE" at any time means the lesser of the then-current 13 week Treasury Bill rate or 6% per annum.

         "EQUIPMENT" means all personal property listed on all Schedules, together with all replacement parts, additions, accessions and accessories.

         "FUNDING EXPIRATION DATE" means the last date of the Funding Period, which commences on Lessor's Acceptance Date.

         "ITEM" means an Individual Item of Equipment.

         "ITEM LOCATION" means the location of an Item, as the same may be changed from time to time.

         "MATERIAL ADVERSE CHANGE" means any material adverse change in the financial condition, business or operations of Lessee or any Subsidiary, including without limitation any material deterioration or adverse change in financial ratios, contingent liabilities or realizable value of assets, change caused by or resulting from any governmental or private action, intervention, litigation, arbitration or regulatory proceeding or any significant change in technology, markets or labor force, which, in Lessor's reasonable opinion, is likely materially to impair either (i) Lessee's ability to perform its obligations hereunder or under any other agreement or instrument executed or delivered pursuant hereto or in connection herewith, or (ii) Lessor's ownership interest in, or ability to inspect, remove, release, sell or otherwise dispose of any Equipment. Each determination of whether a Material Adverse Change has occurred shall be made in good faith by Lessor and shall take into account all relevant facts and circumstances existing as of that date.

         "MONTHLY RENTAL PAYMENT" for an Item means the product of its Cost and the Rent Factor, as set forth on the applicable Schedule.

         "PARTNERSHIP" means a limited partnership or other entity affiliated with Lessor or in connection with which Lessor acts as managing agent.

         "PURCHASE AGREEMENT" means each agreement, including Supply Contracts, between Lessee and a Supplier concerning any Item.

         "PURCHASE AGREEMENT ASSIGNMENT" means an agreement executed by Lessee and Lessor in the form of Exhibit B.

         "SCHEDULE" means an Equipment Schedule executed by Lessee and Lessor in the form of Exhibit A. Each Schedule is a separate and distinct lease agreement incorporating all of the terms and conditions hereof and independently assignable by Lessor as provided herein.

         "SUBSIDIARY" means any corporation, partnership, joint venture, association or other business entity, domestic or foreign, which Lessee directly or indirectly controls or owns.

         "SUPPLIER LETTER" for an Item means a letter in the form of Exhibit C execute by that Item's Supplier.

         "UNMATURED EVENT OF DEFAULT" means an event that, with the passage of time or the giving of notice or both, would become an Event of Default.

         GENERAL MEANINGS. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision. Unless otherwise noted, references to Section, Exhibits, Schedules, and Riders refer to Sections, Exhibits, Schedules, and Riders hereof. "Hereof," "herein," "hereunder," and similar words refer to this Lease in its entirety. Terms defined in California Commercial Code (the "Code") used and not otherwise defined herein shall have the meanings given them in the Code. All accounting terms and computations shall be construed in accordance with generally accepted accounting principles consistently applied ("GAAP").

         2. CONDITIONS PRECEDENT. Lessor's obligation to purchase and lease any Item is conditioned upon Lessee's continued satisfaction of all of the following conditions as of the date of the Acceptance Notice for such Item, as determined by Lessor:

         (a) No Event of Default, Unmatured Event of Default or Material Adverse Change shall have occurred and be continuing;

         (b) The Funding Expiration Date shall not have passed;

         (c) The aggregate Cost of all Equipment, including the Item, shall not exceed 110% of the Master Lease Line;

         (d) Lessor shall have received and filed or recorded, as appropriate, executed originals of all Schedules, Acceptance Notes, financing statements, fixture filings, releases, sale/leaseback notices, Supplier Letters, landlord and mortgagee waivers (in recordable form), Purchase Agreement Assignments and all such other documents as Lessor may require;

         (e) Lessee shall have paid such security deposit as Lessor may require, as set forth in the applicable Schedule or Rider;

         (f) All Lessee's representations and warranties remain true and correct;

         (g) Lessor shall have specifically approved the Item being made subject hereto by delivery to Lessee of a form of Schedule listing such Item;

         (h) Each Purchase Agreement with respect to the Item is in full force and effect, and Lessee is not in default thereunder;

         (i) Lessee has not assigned or pledged in whole or in part any of its rights with respect to any Item;

         (j) Title to the Item, immediately upon its delivery and acceptance will vest in Lessor, free of all claims, liens and encumbrances;

         (k) Lessee shall have paid to Lessor the Lease Line Fee as partial payment for expenses Lessor incurred in entering hereinto and the administration hereof. Lessor shall refund the Lease Line Fee to Lessee if and when Lessee utilizes 90% of the Master Lease Line and no Event of Default has occurred and is continuing;

         (l) Such additional terms or conditions as may be set forth on any Rider; and

         (m) As to each Item of Equipment for which Lessee is the Supplier ("Used Equipment"):

                i) The Acceptance Notice for the Item shall not be later than the Used Equipment Date Limit;

                ii)   The Item shall be in good condition and working order;

                iii) The aggregate Cost of all Used Equipment, including the Item, shall not exceed the Used Equipment Cost Limit;

                iv) Lessee shall have delivered to Lessor true and correct copies of the invoices and cancelled checks pursuant to which the Item was purchased by Lessee;

                v) Lessee shall have good title to the Item, free and clear of all liens, encumbrances and other claims (except those arising from Lessor), and Lessee shall be deemed to so represent and warrant by execution of an Acceptance Notice in connection with said Item;

                vi) If the Item is being or is to be used in connection with the performance of services under a contract with any governmental entity, Lessee shall not have received any progress payment with respect thereto; and

                vii) All warranties with respect to the Item, whether made by its manufacturer, Supplier or any other party, are in full force and effect and all actions needed to obtain the full benefit of those warranties have been taken.

         3. NET LEASE OF EQUIPMENT. Subject to the terms and conditions hereof, Lessee, and not Lessor, shall, as an independent contractor and not as Lessor's agent, select the type, quantity and Supplier of each Item. Lessor shall then review any written Purchase Agreement, and on approval thereof, order (on a form provided by Lessor) and purchase the Item from its Supplier by paying the Supplier the Cost, and lease the Item to Lessee. Only one Schedule, which shall be for Items aggregating no less than $10,000 in Cost, shall be funded each calendar month, and the Commencement Date therefor shall be the first business day of that month. Lessee shall pay all insurance, freight, delivery, installation and licensing charges or costs necessary for the transfer, installation or use of the Equipment. Lessor shall not be liable to Lessee for any loss, damage or expense caused directly or indirectly by the possession, use, delivery, installation, maintenance or disposition of any Equipment; nor for any delay or failure of Lessor or any Supplier to provide any Item; nor for any interruption of service or loss of use of any Equipment; nor for any loss of business or damages whatsoever or howsoever caused.

         4. DISCLAIMERS OF WARRANTIES. Lessee has and will use its own judgment to select each Item and its size, design, and type. LESSEE IS LEASING THE EQUIPMENT "AS IS, WHERE IS." LESSEE EXPRESSLY RECOGNIZES THAT LESSOR IS NOT A SELLER, MANUFACTURER, DISTRIBUTOR, DEALER, MERCHANT OR SUPPLIER OF EQUIPMENT NOR AN AGENT OF ANY OF THE FOREGOING. LESSOR HAS NOT MADE OR GIVEN AND HEREBY EXPRESSLY DISCLAIMS (a) ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION ITS CONDITION, TITLE, VALUE, DESIGN, PERFORMANCE, LEGALITY, SPECIFICATIONS, ACCEPTABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE;
(b) ANY REPRESENTATION THAT THE EQUIPMENT WILL SATISFY THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT; (c) ANY WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR TRADE USAGE; OR (d) ANY GUARANTY OR WARRANTY AGAINST PATENT INFRINGEMENT OR PATENT DEFECTS. Any Equipment purchased pursuant to the Purchase Option shall be sold to Lessee with the same or a substantially similar disclaimer of warranties.

         5. ASSIGNMENT OF SUPPLY CONTRACT RIGHTS. There may be rights available to a purchaser under a Supply Contract, and Lessor hereby assigns to Lessee during the Rental Term all assignable warranties made by any manufacturer or Supplier to


          Init: ?????
                -----
          Init: ?????
                -----

Lessor, with whom Lessee shall resolve all warranty claims directly.
Lessor shall provide Lessee (at Lessee's expense) with the identity of any Supplier not already known by Lessee, copies of all warranty-related documentation received by Lessor, which shall be conclusively presumed to have occurred unless Lessor receives written notice to the contrary within twenty business days of the Commencement Date for the affected Item. Lessee may contact the Supplier for a description of rights available under a Supply Contract.

         6. NATURE. This Lease is a true lease. This Lease is not a sale of the Equipment to Lessee, nor does it convey to Lessee any right, title or interest in or to the Equipment except as a lessee. This Lease is a "Finance Lease" as defined by Section 10103 of the Code, although it is not a "financing lease" as that term is commonly used in the financial community.

         7. TERM. The Rental Term of each Item shall commence on the date ("Commencement Date") that Lessee executes an Acceptance Notice for such Item and shall terminate on the last day of the last complete calendar month of that number of calendar months specified as the Rental Term, unless otherwise specified on the applicable Schedule.

         8. RENTAL PAYMENTS.

         (a) The first Monthly Rental Payment for each Item shall be due and payable on its Commencement Date. If the Commencement Date is not the first business day of a calendar month, then the first Monthly Rental Payment shall be a sum equal to the Cost multiplied by the number of days from and including the Commencement Date to and including the last day of that month multiplied by the Daily Rent Factor. Each subsequent Monthly Rental Payment for that Item shall be due in advance on the first day of each subsequent calendar month during the Rental Term. All amounts due to Lessor hereunder shall be paid at Lessor's address or as otherwise directed by Lessor.

         (b) In addition to Lessor's other remedies, if Lessee fails to make any payment due hereunder within five business days after it is due and payable, Lessee shall pay Lessor a late charge of 3% of the overdue amount to compensate Lessor for additional bookkeeping and collection expenses, and interest on the total amount, dated from the original due date until receipt by Lessor, at 1.5% of the unpaid balance per month, or at the highest contract rate permitted by applicable law, whichever is less.

         (c) This Lease cannot be cancelled or terminated by Lessee. This
Lease is a net lease and Lessee's obligation to pay all Monthly Rental Payments and other amounts payable hereunder shall be absolute, irrevocable and unconditional and shall not be reduced or affected by any circumstance or event, including without limitation: (i) any setoff, abatement, counterclaim, recoupment, deduction, defense or other right of Lessee against Lessor, any Supplier or anyone else for any reason whatsoever; (ii) any defect in title not caused by claims of Lessor's creditors; (iii) any defect in the condition, design, operation, merchantability or fitness for purpose of any item; (iv) any liens, encumbrances or rights of others whatsoever with respect to any item, whether or not resulting from claims against Lessor not related to the ownership of that item; (v) any loss, destruction, damage, or interruption or cessation in use or possession of or to any item, howsoever caused; (vi) any invalidity or unenforceability of any provision hereof or any lack of power or authority of Lessee to enter hereinto; or (vii) any insolvency, bankruptcy, reorganization or similar proceeding by or against Lessee or Lessor. Even if this Lease is cancelled or terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee will pay each Monthly Rental Payment at the time such payment would have become due and payable in accordance with all the terms hereof as if thee had been no such termination. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or hereafter may acquire, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, except in accordance with its express terms. Each Monthly Rental Payment made by Lessee shall be final, and Lessee will not seek to recover all or any part thereof from Lessor or any other person for any reason whatsoever. This provision, however, does not waive Lessee's rights of action, if any, against Lessor any other person for damages incurred by Lessee because Lessor or that other person breached a provision hereof or of another agreement.

         9. PURCHASE OPTION. Provided no Event of Default has occurred and is continuing, Lessee has the option ("Purchase Option") to purchase all, but not less than all, of the equipment, on the following terms and conditions:

         (a) Each and every Item shall be purchased on the last date of that Item's Rental Term, for its fair market value (which is the consideration an arm's length transaction between an informed and willing purchaser (other than a lessee currently in possession) and an informed and willing seller under no compulsion to sell would yield) as of such date as determined by an appraisal performed by Lessor's equipment research department (for all Equipment, the "Option Price") plus any and all applicable taxes, paid in cash. The Option Price shall be determined as if such item were maintained in the condition required hereunder without discount for costs of removal from its Item Location.

         (b) Lessee must give Lessor written notice of its intent to exercise the Purchase Option no less than 90 days before the expiration of the Rental Term for the first Item. Lessor will notify Lessee of the Option Price no less than 60 days before expiration of said Rental Term.

         (c) Should Lessee not exercise the Purchase Option, Lessor may show the Equipment during the remainder of its Rental Term, on location and in operation, to any prospective purchasers (subject to Lessee's reasonable confidentiality requirements) during Lessee's normal business hours and at other reasonable times.

         (d) Notwithstanding the date on which Lessee exercises the Purchase Option, Lessee shall acquire no rights or title to any item, nor shall any Item be transferred to Lessee, until the expiration of the Rental Term, and payment of the Option Price, for such item. Lessee shall remain liable for all Monthly Rental Payments and other obligations hereunder until the same are satisfied in full.

         10. TITLE. All Equipment is and shall remain personal property and not become a fixture, and title thereto shall remain exclusively in Lessor, notwithstanding the degree or manner in which it may be affixed to realty. Lessee shall not assert by any tax return, report, claim for refund or in any other manner that Lessor does not own the Equipment. Lessee shall (i) keep the Equipment free from any and all liens, encumbrances and claims, except those created by Lessor, (ii) take such action (including obtaining and recording landlord and mortgagee waivers), at its own expense, as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a fixture thereupon, (iii) at Lessor's request, itself or shall permit Lessor to permanently and prominently affix Lessor's labels on the Equipment to identify it at Lessor Property, and Lessee shall not alter or remove any such label, and
(iv) defend, at its own expense, Lessor's title to the Equipment from all claims, liens, or demands (other than those of Lessor's creditors). Lessee shall give Lessor immediate written notice of any claim, judicial process, mortgage, pledge, lien, attachment, charge or other encumbrance affecting any Item, including without limitation any default or notice thereof under any lease or mortgage concerning any item Location, and at its own expense, cause the same to be discharged, dismissed or removed within 30 days of Lessor's knowledge thereof. Lessee represents and warrants that it is not and shall not be a party to any mortgage or lease of any Item Location which expressly or impliedly restricts Lessor's or Lessee's removal of any Equipment at any time.

         11. FILING. Lessee shall execute, file, and record, and hereby authorizes Lessor to execute, file and record, at Lessee's expense, all documents, including without limitation financing statements, record searches (form UCC-3 or otherwise) and landlord or mortgagee waivers, as Lessor deems advisable to perfect and protect the interests of Lessor or Lessee in and to the Equipment and this Lease.

         12. ASSIGNMENTS AND SUBLEASES.

         (a) LESSEE SHALL NOT ASSIGN, SUBLET, HYPOTHECATE, ENCUMBER, SELL, TRANSFER, SUFFER TO EXIST ANY MORTGAGE, LIEN, PLEDGE, ENCUMBRANCE OR ATTACHMENT OR ANY KIND, PERMIT THE SALE OF OR PART WITH POSSESSION OF ANY INTEREST IN THE EQUIPMENT OR THIS LEASE WITHOUT LESSOR'S PRIOR WRITTEN CONSENT.

         (b) Any assignment by Lessee in violation hereof shall be void. No assignment or sublease by Lessee shall in any way relieve Lessee from any obligation hereunder. Lessee shall indemnify and hold Lessor harmless against any and all expenses, claims, demands and liabilities, relating to or arising out of such assignment or sublease, including without limitation expenses incurred in evaluating the same, and attorneys' fees and expenses (including allocated in-house legal expenses). Upon any consolidation, acquisition, assignment, voting securities exchange or merger of Lessee with, to or by another business entity, the surviving entity shall be jointly and severally liable hereunder.

         (c) Lessor may assign this Lease, any one or more Schedules, or any interest herein or therein. Upon any such assignment the assignee, and not the assigning Lessor, shall have the sole liability for performance of the obligations so assigned. Lessor may make such assignments to one or more Partnerships. The limited partners of such Partnership shall have no personal liability for the performance or observance of Lessor's obligations.

         (d) Subject to the foregoing, this Lease shall inure to the benefit of, and be binding upon, Lessee's and Lessor's respective successors and assigns.

         13. QUIET POSSESSION. Lessor covenants that Lessee and its permitted successors and assigns, so long as no Event of Default shall have occurred and be continuing, shall peaceably and quietly have, hold, possess, use and enjoy the Equipment, except as provided in Section 16.

         14. USE AND INDEMNITY. Lessee shall allow the Equipment to be used only in the ordinary course of its business and by its employees and agents. Lessee shall, on an after-tax basis, indemnify, defend and hold Lessor harmless against any and all claims, actions, demands, liabilities and expenses of any nature relating to or arising out of this Lease or the Equipment, including without limitation those arising because of latent defects, infringement of intellectual property rights, strict tort liability, noncompliance with laws or regulations respecting hazardous waste or materials, genetic research or materials, government secrecy or technology export, or any lien (except as created by Lessor) or right of another against any Item, even if the Item is returned to Lessor pursuant hereto. Lessor will make available to Lessee all of Lessor's rights under any similar indemnification from any Equipment Supplier or manufacturer, to the extent that the same are assignable. Lessee will indemnify and reimburse Lessor for any and all costs, expenses and other liabilities Lessor incurs in


          Init: ?????
                -----
          Init: ?????
                -----
connection with removing any item from its location, including without limitation the cost of the repair of any physical injury to the underlying real property, and Lessee further agrees to provide any security or bond which may be required by the owner or encumbrancer of any such real property in connection with any such removal. The indemnities contained herein shall survive for a period of five years the expiration, cancellation, or other termination hereof.

         15. LOCATION. Unless otherwise provided in the applicable Schedule, Lessee agrees that (i) the Equipment shall be delivered to the Item Locations set forth on Rider 2, and (ii) no item shall be removed from an Item Location or moved from one Item Location to another without (x) 60 days' prior written notice to Lessor thereof, (y) the execution, delivery and filing of all documents requested by Lessor to protect its interests therein and (z) Lessor's written consent which will not be unreasonably withheld. No Item shall be removed from the continental United States. Lessee shall pay all expenses in connection with any Item's removal, and with protecting the interests of Lessor in the Equipment and this Lease, including without limitation transportation, insurance, landlord indemnification and reasonable attorneys' fees (including allocated in-house legal expenses).

         16. RIGHT OF INSPECTION. Lessor may, with reasonable notice to Lessee and without interfering with Lessee's use of the Equipment, enter any Item Location to inspect and photograph any Item, observe its use and operation, review all maintenance records and show it to prospective purchasers as provided in Section 9. Lessee shall keep, and upon request provide Lessor with, complete and accurate maintenance records relating to the Equipment. Lessee authorizes Lessor to add hereto the serial number of any item.

         17. MAINTENANCE AND OPERATION.

         (a) Lessee shall exercise due and proper care in the use, repair and servicing of the Equipment. Lessee shall, at its own expense, maintain each Item in the same condition as when first leased, ordinary wear and tear excepted, and in good repair and working condition in accordance with manufacturers' specifications and Lessor's requirements and shall pay all operating expenses relating to the Equipment. Upon prior written notice to Lessor, Lessee may alter, add to or improve the Equipment, provided the Lessee shall not, without Lessor's prior written consent, make any alteration, addition or improvement that either diminishes any Item's value, utility, marketability or remaining useful life or renders any Item in such condition that Lessee cannot, prior to the expiration, cancellation or other termination hereof restore it to its original condition, reasonable wear and tear excepted. All replacement parts, alterations, improvements and additions in and to an Item shall become Lessor's property without cost or expense to Lessor; provided, however, that Lessor shall transfer to Lessee title to any alterations, improvements and additions that Lessee made at its own expense to each Item purchased by Lessee pursuant to the Purchase Option.

         (b) Lessee shall comply with all laws, rules, regulations, and orders of all governmental authorities having jurisdiction over Lessee or any Item. Lessee, at its own expense, shall procure and pay for all permits, franchises, inspections and licenses necessary or appropriate in connection with any Item and its repair, restoration, replacement, removal or improvement.

         18. RETURN OF EQUIPMENT; HOLDOVER. Upon expiration of the Rental Term for each Item (unless Lessee exercises the Purchase Option), or upon an Event of Default, Lessee shall, at its sole expense and in accordance with manufacturer's recommendation and specifications, properly disconnect, disassemble, package and return each Item, with all appropriate spare parts, manuals, plans, specifications, warranties and other documents relating thereto to Lessor within 10 days of such expiration or Event of Default, in the same conditions as when received by Lessee, reasonable wear and tear excepted and free and clear of all liens and rights of others not granted by Lessor, by means of such carriers and to such places as Lessor shall designate. If Lessee fails to so return the Equipment, all obligations of Lessee, including that to make Monthly Rental Payments, shall remain in full force and effect during the resulting holdover period, and Lessor shall have the additional right to cancel or terminate this Lease upon 10 days' prior written notice to Lessee, or sooner as permitted herein.

         19. FINANCIAL STATEMENTS.  Lessee shall deliver to Lessor:

         (a) Until the effective date of the registration statement covering the initial public offering of Lessee's securities ("IPO"), within 30 days after the end of each calendar month, in form and detail satisfactory to Lessor, an unaudited balance sheet as of the end of the month (consolidated if applicable), with related statements of income or loss, retained earnings or deficit and cash flow, for such month and the fiscal year to date, and all compared to budgeted projections for such periods;

         (b) Until the IPO, within 120 days after each fiscal year end, an audited balance sheet as of such year end (consolidated if applicable) with related audited statements of income or loss, retained earnings or deficit and cash flow compared to the preceding fiscal year, and accompanied by the related notes, audit report and opinion of an independent certified public accountant acceptable to Lessee;

         (c) Until the IPO, within 10 days after its adoption or approval by Lessee's board of directors, but not later than 45 days after the beginning of each fiscal year, and within 10 days of any material change thereto. Lessee's annual plan for such year, setting forth full and complete forecasted balance sheets, income statements, and statements of cash flow by fiscal year and month itemized in such detail as its board of directors may reasonably determine;

         (d) After the IPO, such statements as are required to be filed with the Securities and Exchange Commission, to be delivered to Lessor within 30 days of the filing thereof;

         (e) Twenty days prior written notice of any (i) dividend or distribution on, subscription offer for, or any reclassification of, equity securities of any class or other rights, (ii) capital reorganization, (iii) change in Lessee's legal or trade name, (iv) consolidation or merger with, or sale of all or substantially all of its assets to, another corporation or (v) voluntary or involuntary dissolution, liquidation or winding up;

         (f) Within five (5) days of Lessee's knowledge thereof, notice of any change in the ownership or landlord of any item Location;

         (g) Promptly, such additional information concerning Lessee, in form and substance satisfactory to Lessor, as Lessor may reasonably request; and

         (h) Promptly, after the same becomes known to Lessee, notice of any Event of Default, Unmatured Event of Default, or Material Adverse Change.

         20. TAXES.

         (a) Lessee shall pay when due, indemnify and hold harmless, and reimburse Lessor and any Partnership for, on an after-tax basis, all Equipment Taxes. "Equipment Taxes" means all foreign, federal, state and local taxes, assessments, withholding taxes, license and registration fees and other governmental charges of any kind, and any interest, fines or penalties thereon which may be levied, directly or indirectly, with respect to any Item or the ordering, purchasing, delivery, ownership, possession, use, leasing, documentation, maintenance, registration, titling, operation, return or other disposition thereof or upon the rentals, receipts, or earnings arising therefrom (except domestically imposed taxes on net income or the privilege of doing business payable by Lessor with respect to its receipt of Monthly Rental Payments) with respect hereto, regardless of whether levied against Lessor or Lessee. Lessor may, but is not obligated to, pay any Equipment Taxes without waiving the foregoing indemnity. Lessee shall reimburse Lessor for Equipment Taxes on an after tax basis within five days after receipt of an invoice from Lessor specifying their amount. All reports and returns which are required to be made by Lessee or Lessor with respect to any obligation of Lessee hereunder, shall be timely filed by Lessee and show Lessor as the owner of the Equipment.

         (b) Lessor has entered hereinto so that it and its assigns, as owners of equipment under a true lease, will be entitled to certain depreciation deductions, modified accelerated cost recovery deductions, accelerated cost recovery allowances, credits and other benefits available under federal and/or state income tax laws and regulations (the "Tax Benefits"). A "Loss" occurs when (except as the sole and direct result of (i) Lessor's breach hereof, or (ii) a change in federal or state tax laws governing the maximum marginal percentage rate of taxation on taxable corporate income) a federal or state tax authority, court, or Lessor's counsel by written opinion determines that (1) any Tax Benefits are disallowed, recaptured, deferred or otherwise unavailable to Lessor or (2) Lessor must pay taxes with respect to inclusions in Lessor's taxable income on account of any event respecting any item other than the time receipt of undiscounted Monthly Rental Payments or Lessee's exercise of the Purchase Option. Lessee shall pay to Lessor within 30 days after Lessor notifies Lessee of a Loss an amount on an after-tax basis that (accounting for penalties, interest and additions to tax which, in Lessor's reasonable opinion (which may, at Lessee's request and sole expense be verified by an independent certified public accountant acceptable to Lessor)), will cause Lessor's net after-tax return and cash flows to equal what Lessor would have had (using Lessor's original assumptions) were if not for such Loss. Lessee agrees not to itself cause a Loss.

         (c) Lessee shall keep all its records and receipts with respect to Equipment Taxes and Losses, and make the same available to Lessor upon Lessor's request. Lessee may, after proper payment of an Equipment Tax or Loss indemnity, at its own expense contest the same in good faith with the appropriate taxing authority, provided that said contest is not adverse to Lessor, does not in any way put at risk Lessor's interest herein or in any Equipment and does not create the risk of any further Loss. Lessor shall repay to Lessee, without interest thereupon, any indemnified but successfully contested Equipment Tax or Loss.

         21. RISK OF LOSS. Once any Item has been delivered to a carrier for shipment to an Item Location and for so long as such Item remains in Lessee's possession, or at an Item Location, Lessee assumes the entire risk of loss, theft or damage of that Item from any cause whatsoever, and no such event shall relieve Lessee of any obligation hereunder. Lessee shall notify Lessor in writing within 10 days after the happening of any such event. Lessee agrees to indemnify and hold Lessor harmless against all damages to or loss of the Equipment. Specifically:

         (a) If Lessor determines that any Item is damaged but repairable, Lessee shall within 30 days, at its expense, but at Lessor's option, reasonably exercised, either: (i) restore the Item to its original condition, reasonable wear and tear excepted, or (ii) replace it with comparable equipment with at least the same utility, value, marketability and remaining useful life (as reasonably determined by Lessor), with title to said replacement vesting in Lessor without cost or expense to it, and without change to the Monthly Rental Payments due with respect thereto.

          Init: ?????
                -----
          Init: ?????
                -----

         (b) If Lessor determines that any Item is stolen, lost, irreparably damaged, or is taken by government condemnation or similar proceedings, Lessee shall immediately pay to Lessor:

               (i) at Lessor's option, reasonably exercised, either: (A) the amount required to replace such item with equipment to be leased hereunder of at least the same utility, value, marketability and remaining useful life, which sum Lessor shall use to pay for such replacement Item, all without change to the Monthly Rental Payments due and all other obligations herein contained with respect thereto or (B) the sum of the aggregate unpaid Monthly Rental Payments due for the balance of the Rental Term for such item plus an Option plus its Option Price, discounted to present value at the Discount Rate, plus

               (ii) any other amounts for which Lessee is liable hereunder, including without limitation Equipment Taxes, Loss indemnification (to be paid as an upfront lump sum), and all accrued but unpaid Monthly Rental Payments with respect to such item.

Upon said payment this Lease shall terminate with respect to the replaced, stolen, lost, irreparably damaged or missing Item (other than the obligation, if any, to make Monthly Rental Payments), and Lessee shall become entitled to recover possession of that Item "as is", "where is", without any warranty by Lessor, express or implied.

         (c) Upon compliance in full under this Section, Lessor will remit to Lessee any insurance and condemnation proceeds it received on account of loss or damage to such Item in excess of Lessee's obligations hereunder.

         22. INSURANCE.

         (a) Lessee shall, at its own expense, maintain in force with respect to all Equipment: (i) insurance for loss or damage no less than the greater of its fair market value, Option Price, or full undepreciated replacement value,
(ii) business interruption insurance sufficient to pay the next six Monthly Rental Payments for all Items, (iii) comprehensive general liability insurance naming Lessor, its assignees, directors, officers, agents and employees as additional insured for not less than $5 million for combined single limit occurrences with no aggregate limit, and (iv) key person life insurance as required by Lessee's board of directors.

         (b) All insurance required hereunder, shall (i) be primary without right of contribution from any other insurance which might otherwise be available to Lessor, (ii) be in effect, as evidenced by policies and endorsements delivered to Lessor, before Lessor's purchase of any Equipment,
(iii) be in such amounts and covering such liabilities as are carried by similar businesses, (iv) name Lessor or its assignee loss payee or additional insured, as applicable, (v) provide for at last 60 days' prior written notice to Lessor of any cancellation, nonrenewal or material change in coverage, (vi) provide that Lessor shall receive any and all endorsements or other documentation relating to such policies and (vii) provide that in the event of any loss payment thereunder, the insurer shall waive any rights of subrogation against the insured party and shall waive any setoff or counterclaim or any other deduction.

         (c) Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact (which power is coupled with an interest) to make claim for, receive payment of, execute, endorse and deliver in the name of Lessee any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required herein, but only to the extent that the same relates to the Equipment or hereto.

         (d) Should Lessee fail to maintain insurance required hereunder, Lessor may, but is not obligated to, obtain such coverage at Lessee's expense, without waiving any Event of Default.

         23. REPRESENTATIONS AND WARRANTIES OF LESSEE. Each warranty, representation and agreement contained herein shall be deemed automatically repeated with each Schedule and shall be conclusively presumed to have been relied on by Lessor regardless of any investigation made or information possessed by Lessor. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Lessee now or hereafter gives, or causes to be given, to Lessor. Lessee represents and warrants to Lessor that:

         (a) Lessee and each Subsidiary is and shall remain duly organized, validly existing and in good standing under the laws of its state of organization and duly qualified to do business and in good standing in each jurisdiction in which it does business. Lessee's legal name, principal place of business and chief executive office are set forth on the cover page;

         (b) The undersigned representative of Lessee has read and understands this Lease and is duly authorized to execute it on behalf of Lessee and affirms that this Lease is entered into with the approval of Lessee's Board of Directors, if so required. No Lessee stockholder consent is required;

         (c) Lessee's authorized capital stock and the number of equity securities which are issued and outstanding are set forth on Schedule 1(c). All such securities are duly authorized, validly issued, fully paid and non-assessable. Except as contemplated or disclosed herein there are no plans, agreements, options, rights, warrants, convertible securities or other arrangements or instruments providing for the issuance of additional capital stock of Lessee. Lessee has not declared, paid, made or set aside or agreed to declare, pay, make or set aside, any dividend, payment or distribution to stockholders. All outstanding equity securities or rights to acquire the same are issued in full compliance with all federal and state securities laws;

         (d) All financial statements now or hereafter delivered to Lessor are true, complete and correct, and have been prepared in accordance with GAAP;

         (e) Except as set forth in Schedule 1(e), since the date of Lessee's most recent unaudited balance sheet submitted to Lessor, neither Lessee nor any Subsidiary has incurred any material liabilities, direct or contingent, including without limitation liabilities for taxes, nor has there been any Event of Default, Unmatured Event of Default or Material Adverse Change, nor has there been any event or condition which might reasonably be expected to result in a Material Adverse Change;

         (f) Lessee has such permits, legal authority, and intellectual property rights as are necessary to conduct its business as now conducted, and the same do not conflict with or infringe upon the rights of others;

         (g) Lessee is not in violation of (i) its articles of incorporation or by-laws as amended to date, (ii) any agreement with its venture capital investors, including without limitation any such agreement referenced in the Warrant, (iii) any real property lease respecting any Item Location, (iv) any other material agreement, instrument, judgment, decree or (v) to the best of Lessee's knowledge, any applicable material order, statute, rule or regulation. The execution, delivery and performance of this Lease and all related documents, and the consummation of the transactions contemplated herein (including without limitation issuance of the Warrant and the Warrant Shares) will not result in any such violation or be in conflict with, or constitute a default or allow acceleration of performance under any of the foregoing or under any material agreement or instrument to which Lessee or any Subsidiary is a party, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Lessee or any Subsidiary;

         (h) There is no proceeding before any court, arbitrator or other governmental authority pending, or, to the knowledge of Lessee, threatened against or affecting Lessee or any Subsidiary or any of their respective properties, which (i) may adversely affect the performance by Lessee hereunder; or (ii) if adversely determined would be a Material Adverse Change;

         (i) Lessee has not directly or indirectly offered to sell or buy interests herein or in the Equipment, by way of securities or otherwise;

         (j) Lessor and each Subsidiary is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to hazardous material or waste, genetic research or materials, government secrecy, and technology export, and shall maintain all necessary authorizations and permits;

         (k) Neither the Warrant nor the Warrant Shares have been registered under any applicable securities or blue sky law, because there has been no distribution or public offering thereof.

         24. REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor can protect its own interests in connection herewith, can bear the risks of an equity investment in Lessee and a complete loss thereof, and has sufficient information about Lessee to reach an informed decision to acquire the Warrant and the Warrant Shares.

         25. DEFAULT. Time is of the essence. The happening of any of the following is an "Event of Default":

         (a) Lessee fails to pay any Monthly Rental Payment when due, and such failure continues for five business days;

         (b) Lessee fails to carry and maintain the insurance required herein;

         (c) Lessee fails to discharge any lien or other encumbrance with respect to any Item, and such failure continues for five business days;

         (d) Lessee fails to make any other payment or perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder or under any other agreement, document or instrument delivered by Lessee pursuant hereto or thereto, and such failure continues for 10 business days after the earlier of written notice by Lessor or Lessee's knowledge thereof;

         (e) Any representation or warranty herein or in any agreement, instrument or certificate executed in connection herewith proves to have been false or misleading in any material respect when made;

         (f) Lessee voluntarily suspends its business for more than five (5) business days in any thirty (30) day period;

         (g) Lessee, without Lessor's prior written consent, attempts to remove, part possession with, sell, transfer, encumber, assign or sublet any item or interest hereunder;

         (h) There has been a Material Adverse Change;

         (i) Any indebtedness or obligations of Lessee exceeding $50,000 individually or $100,000 in the aggregate (including judicial decrees or judgments), is accelerated or in default (or, in the case of judgment, entered and unstated or unpaid for more than 15 days);

         (j) Any Item or any of Lessee's property is subjected to any levy, seizure, involuntary assignment, attachment, application or sale for or by any creditor or governmental agency or a court judgment in excess of $50,000 is entered against Lessee and the same is not stayed or discharged within 15 days;

         (k) Lessee or any Subsidiary (i) applies for or is subject to an order for the

          Init: ?????
                -----
          Init: ?????
                -----
appointment of a trustee, receiver, liquidator, custodian or the like over itself or any substantial portion of its property, (ii) is unable to pay its debts as they come to be, (iii) makes an assignment for the benefit of creditors, (iv) commences a voluntary case or become subject to an order for relief under any bankruptcy vow or (v) takes any corporate action to effect any of the foregoing; provided that any involuntary order referred to above shall not in itself constitute an Event of Default unless it remains in force for 60 days after entry;

         (l) The real property lessor of any real property lease respecting any Item Location shall have declared Lessee or a Subsidiary to be in default thereunder;

         (m) Lessee terminates its corporate existence, consolidates with, merges into, or conveys or leases substantially all of its assets to, any person or entity unless such person or entity assumes all of its assets to, any person or entity unless such person or entity assumes all of Lessee's duties and obligations hereunder and is, in Lessor's sole opinion, creditworthy; or

         (n) Any Item is used in a way that could subject Lessor's liability under any municipal, state or federal law, rule, regulation or statute relating to hazardous waste or materials, genetic research or materials, government secrecy, or technology export.

         Any Event of Default that has occurred with respect to any Schedule is an Event of Default with respect to all other Schedules and to this Lease in its entirety.

         26. REMEDIES. Upon the occurrence of any Event of Default, and until the same is cured or waived by Lessor, or upon cancellation of this Lease or any Schedule, Lessor may declare this Lease to be in default, and at any time hereafter Lessor may, without notice, do any one or more of the following with respect to any and all Equipment as Lessor in its sole discretion shall elect:

         (a) By written notice to Lessee specifying a payment date at lest 10 days from the date thereof ("Payment Date"), cause Lessee to pay to Lessor, on the Payment Date, as liquidated damages for loss of a bargain and not as a penalty of Liquidated Damages"): (i) the unpaid balance of all Monthly Rental Payments and all other amounts due and to become due hereunder plus the Option Price, all discounted to present value at the Discount Rate; (ii) Indemnification for any Equipment Taxes and Loss of Tax Benefits, and (iii) any other unpaid amounts due and owing to Lessor;

         (b) Cancel this Lease in whole or in part and/or any and all Schedules, the Schedules not so cancelled remaining in full force and effect;

         (c) Cause Lessee to return promptly any Item to Lessor at Lessee's expense, to the location, in the condition and otherwise in accordance with all of the terms hereof;

         (d) Enter any Item Location and take Immediate possession of and remove any item, without any court order or other process of law all without liability to Lessee for any damage arising therefrom, related thereto or connected therewith;

         (e) Sell or other dispose of, hold, use, operate, lease to others or keep Idle any Item, all free and clear of any rights of Lessee;

         (f) Suspend any further funding hereunder by not allowing any additional Items to be made subject hereto or by such other means as Lessor deems appropriate (Lessee agrees that this remedy may be exercised immediately upon a Material Adverse Change and upon notice to Lessee, without declaring Lessee to be in default hereunder);

         (g) Require Lessee to pay all reasonable attorneys' fees (including allocated in-house legal expenses), and all other costs and expenses incurred by Lessor by reason of any Event of Default or Lessor's exercise of remedies, including all costs and expenses incurred by Lessor in connection with Equipment return, restoration, repair, repossession, re-lease or sale;

         (h) Recover all such other amounts due hereunder as they become due and payable; and

         (i) all remedies available to Lessor at law and equity.

         Lessor's obligation to mitigate its damages on account of an Event of Default shall be limited as follows: the discounted present value (discounted at the Discount Rate) of amounts received in consideration for any third party's use of an Item during its Rental Term shall be applied only to Liquidated Damages. Lessor shall not be required to Insure, maintain, restore, service or repair, or to make any replacement, renewal, addition or improvement of any nature with respect to any Item or, except to the extent specifically provided herein, to incur any cost or expense in connection herewith.

         If Lessee shall fail to perform any of its obligations, Lessor at any time may, but is not obligated to, perform the same without waiving any Event of Default or Unmatured Event of Default or any of Lessor's rights or remedies. Lessee shall reimburse Lessor, within five days after notice thereof, for all costs, expenses and liabilities incurred by Lessor in the performance of Lessee's obligations. Such costs, expenses and liabilities shall be deemed to be additional rent due hereunder and failure to reimburse Lessor therefor within such five day period shall entitle Lessor to all the remedies as set forth herein for failure to timely make a Monthly Rental Payment.

         Lessor's cancellation or termination hereof shall not waive any of Lessor's rights or remedies. Lessor's remedies hereunder are cumulative and not exclusive, and are in addition to any other remedy otherwise available to Lessor at law or equity.

         27. WAIVERS. Neither Lessor's failure to require strict performance by Lessee of any provision hereof nor Lessor's implied or express waiver of any right hereunder shall waive or diminish Lessor's right to demand strict compliance therewith or with any other provision. Compliance with any condition or provision hereof may be waived only by an instrument in writing signed by an officer of Lessor and delivered to Lessee. To the full extent permitted by applicable law, Lessee hereby waives:

         (a) Any and all rights and remedies now or hereafter conferred by statute or otherwise which may require Lessor to take any judicial proceedings in connection with any Equipment or to give any notice or to sell, lease or otherwise use any Item in mitigation of Lessor's damages as set forth herein or which may otherwise limit or modify any of Lessor's rights or remedies hereunder; and

         (b) Any and all rights and remedies conferred upon a Lessee by
Section 10209(3) and Sections 10508 through 10522 of the Code that are not specifically conferred herein. Any action by Lessee against Lessor for default hereunder, including breach of warranty or indemnity, shall be commenced with in one (1) year after such cause of action accrues.

         28. CHOICE OF LAW; WAIVER OF JURY TRIAL. This Lease has been entered into and performance is due in the County of Contra Costa, State of California. This Lease and all transactions hereunder, and all rights and liabilities of the parties hereto, shall be and governed and construed in accordance with the laws of the State of California. Any controversy or claim arising out of or relating to this Lease or its performance shall be settled by binding arbitration in Walnut Creek, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment on the arbitration award may be entered in any court having subject matter jurisdiction. This agreement to arbitrate does not apply to any claim by Lessor for provisional remedies to obtain or recover possession of any Item or if Lessee is a debtor under any federal bankruptcy law. LESSOR AND LESSEE EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING HERETO, ANY DOCUMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. No provision hereof shall limit Lessor's right to (a) exercise self-help remedies such as set-off, foreclosure and repossession of any real or personal property, collateral or security or (b) obtain provisional or ancillary remedies, including without limitation writs o r actions for possession, attachment, detinue relief from stay, from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not affect the aforesaid mandatory arbitration requirements.

         29. MUTILATED OR MISSING WARRANT. In case the certificate evidencing the Warrant shall be mutilated, lost, stolen or destroyed, Lessee shall, at Lessor's request and upon Lessor's delivery of evidence thereof and an indemnity reasonably satisfactory to Lessee, issue and deliver in exchange and substitution therefor a new Warrant certificate or certificates of like tenor and representing an equivalent right of interest.

         30. SURVIVAL OF OBLIGATIONS. All agreements and covenants of Lessee herein, or in any other documents delivered pursuant hereto or in connection herewith, shall survive the execution and delivery and the expiration, cancellation or other termination hereof as provided.

         31. SEVERABILITY. Each provision hereof shall be severable from every other provision when determining its legal enforceability.

         32. JOINT LIABILITY. If more than one Lessee is named in, added to, assumes or executes this Lease, the liability of each Lessee shall be joint and several.

         33. NOTICE. All notices shall be by telefacsimile (confirmed by letter), hand delivery, Federal Express, or certified mail, with acknowledged receipt, to Lessor or Lessee at its respective address as specified on the cover page hereof, or at such other address as either party may designate upon 10 days prior written notice to the other party, and shall be deemed effective upon receipt.

         34. ENTIRE AGREEMENT. This Instrument, with its Riders, Schedules, and Exhibits, together with the Warrant, constitutes the entire agreement between the parties and may not be modified except by a writing executed by Lessor and Lessee. No Supplier or agent of Lessor is authorized to bind Lessor or to waive or modify any term hereof.

THIS LEASE MAY NOT BE MODIFIED OR RESCINDED EXCEPT BY WRITING SIGNED BY BOTH
PARTIES.                                               Init: /i/ ????
                                                             --------

LESSEE HAS READ AND UNDERSTANDS THE DISCLAIMER OF WARRANTIES IN SECTION 4.
                                                       Init: /i/ ????
                                                             --------

LESSEE HAS READ AND UNDERSTANDS THE PROHIBITION ON ASSIGNMENT IN SECTION
12(a).                                                 Init: /i/ ????
                                                             --------

LESSEE HAS READ AND UNDERSTANDS ITS ABSOLUTE WAIVER OF ANY RIGHT TO JURY
TRIAL MADE IN SECTION 28.                              Init: /i/ ????
                                                             --------

          Init: ?????
                -----
          Init: ?????
                -----

                      SCHEDULE 1 TO MASTER LEASE AGREEMENT




Instructions to Lessee:   Please replace this with the information requested
                          in Section 23(c) and (e).




          Init: /i/ ?????
                ---------
          Init: /i/ ?????
                ---------

                                                             EXHIBIT A TO MASTER
                                                               LEASE AGREEMENT
                                                                LEASE NO. 8149
                                                                         ------


                       [replace with new form of schedule]


          Init: ?????
                -----
          Init: ?????
                -----

                                  SCHEDULE 1.c

                            Authorized Capital Stock
                            ------------------------


         1. Common Stock
            ------------

         Shareholder                                         Number of Shares
         -----------                                         ----------------

         Thomas M. Atwood                                        500,000

         David Stryker                                           250,000

         Gene Bonte                                              157,500

         CR&K Investments Limited
           Partnership                                           500,000

         Daniel L. Weinreb                                       125,000

         Samuel Haradhvala                                        87,500

         Jack Orenstein                                           57,500

         Charles Lamb                                             50,000

         Stanley B. Zdonik                                        12,500

         David Maier                                              12,500

         Anne Cuervo                                               6,500

         Mitchell Model                                           25,000

                                                   TOTAL       1,784,000

         2. Series A Convertible Preferred Stock
            ------------------------------------

         Shareholder                                        Number of Shares
         -----------                                        ----------------

         Aeneas Venture Corporation                            1,250,000

         Vista III, L.P.                                       1,000,000

         Orien I, L.P.                                           500,000

                                                   TOTAL       2,750,000

         3.  Series B Convertible Preferred Stock
             ------------------------------------

         Shareholder                                           Number of Shares
         -----------                                           ----------------

         Aeneas Venture Corporation                                1,321,429

         Vista III, L.P.                                             535,714

         Orien I, L.P.                                               642,857

         New Enterprises Associates V,
           Limited Partnership                                     1,071,429

         The Silverado Fund I,
           Limited Partnership                                        53,571

         Philips Venture Fund I, L.P.                                357,143

         Olivetti Holding N.V.                                       357,143

         Eastman Kodak Company                                       178,571

                                                   TOTAL           4,517,857

         4. Options
            -------
                                         Exercise               Number of Shares
         Option Holders                   Price                 of Common Stock
         --------------                   -----                 ---------------

         Steven Adams                     $.10                       10,000

         Kenneth Albert                   $.10                       12,000

         Timothy J. Allen                 $.10                       50,000

         David Andre                      $.10                       15,000

         F. Broskovetz                    $.10                        5,000

         Michael Carey                    $.10                       10,000

         Marc Crawford                    $.10                       25,000

         William Doucette                 $.10                       25,000

         C. Healy                         $.10                        11000

         Guy Hillyer                      $.10                       10,000

         Gordon Landis                    $.10                       30,000

         Al Leisinger                     $.10                       25,000

         Benson Margulies                 $.10                       20,000

         Kenneth Marshall                 $.10                      341,250

         Robert Miner                     $.10                        5,000

         Jonathan Ostrowsky               $.10                        5,000

         Steve Parker                     $.10                        8,000

         Robert J. Potter                 $.10                      100,000

         Donaly Y. Sakahara               $.10                       15,000

         M. Sandeen                       $.10                       25,000

         Charles Sawyer                   $.10                        6,000

         Ian Schidt                       $.10                        8,000

         E. Schwalenberg                  $.10                        5,000

         S. Specht                        $.10                        1,000

         Paul Speciale                    $.10                        3,000

         Frederick Thompkins              $.10                       10,000

         Robert M. Walmsley               $.10                        5,000

         A. Watz                          $.10                        2,750

                                                   TOTAL            778,000

                                  SCHEDULE 1.e

                            Material Adverse Changes
                            ------------------------

         The Company expects that it will continue to experience losses from operations in the foreseeable future.

                                  SCHEDULE 1.h


                         Litigation, Compliance with Law
                         -------------------------------


         1. The Company has been informed that Ontologic, Inc. is investigating whether the Company is violating any of Ontologic, Inc.'s proprietary rights.

         2. Hewlett-Packard Company, Versant Object Technology Corporation ("Versant"), and Data General Corporation have requested, from the United States Patent and Trademark Office ("PTO"), extensions of the time allowed for them to oppose the Company's applications to register the trademarks which are listed below. It is uncertain whether any of these requests will be followed by actual opposition procedures.


                           Company's Trademark:
                           -------------------
                           OBJECTNET
                           OBJECTSERVER
                           OBJECTNETSERVER
                           OBJECTBUILDER
                           OBJECTSQL
                           OBJECTEXCHANGE

         3. Versant has also requested that the Company withdraw its application for registration of the above listed trademarks from the United States Patent and Trademark Office. The Company is engaged in discussions with Versant to determine the nature, extent and merits of Versant's claims.


LESSOR NAME AND ADDRESS:                                                                                               PAGE 1 OF 2

PACIFICORP CREDIT, INC. dba                             EQUIPMENT SCHEDULE                                            LEASE NUMBER:
PACIFIC VENTURE FINANCE
1990 N. CALIFORNIA BLVD                                                                                                   SCHEDULE:
WALNUT CREEK, CA 94596


LESSEE NAME AND ADDRESS;                                                                     ITEM OR LEASE LOCATION:  SEE EXHIBIT A



COUNTY:


         ASSET SUMMARY FOR SCHEDULE                     TERMS
         ==========================                     =====

*   SEE ATTACHED "EXHIBIT A" FOR LISTING                RENTAL TERM:                                                 Months
    OF ASSETS INCLUDING DESCRIPTIONS
    MODEL AND SERIAL NUMBERS (WHERE                     RENTAL FACTOR AS % OF EQUIPMENT COST:
    APPLICABLE), PRICE PER UNIT AND
    EXTENDED PRICES.                                    MONTHLY RENTAL PAYMENT:
                                                        (Plus any applicable taxes.)

TOTAL COST:
                        ==============


THE RENTAL TERM OF THIS SCHEDULE COMMENCES, AND THE FIRST MONTH'S RENT IS DUE, UPON ACCEPTANCE OF THE EQUIPMENT BY LESSEES EXECUTION OF THE ACCEPTANCE NOTICE. SUBSEQUENT MONTHLY RENTAL PAYMENTS ARE DUE ON THE FIRST OF EACH MONTH. THIS
SCHEDULE IS HEREBY ATTACHED TO AND MADE A PART OF THE LEASE AND IS SUBJECT TO ALL THE TERMS AND CONDITIONS THEREOF.

================================================================================

                                ACCEPTANCE NOTICE

LESSEE HEREBY REPRESENTS AND WARRANTS THAT THE EQUIPMENT LISTED ON EXHIBIT "A":
(1) HAS BEEN RECEIVED BY LESSEE AND IS IN FULL COMPLIANCE WITH THE TERMS OF THE LEASE, (2) HAS NOT BEEN AVAILABLE FOR USE BY LESSEE PRIOR TO LESSEE'S EXECUTION OF THIS ACCEPTANCE NOTICE, AND (3) IS IN GOOD CONDITION AND IS ACCEPTABLE TO LESSEE IN EVERY RESPECT. LESSEE REACKNOWLEDGES THE DISCLAIMER OF WARRANTIES AND REPRESENTATIONS BY LESSOR IN THE LEASE AND CONFIRMS THAT LESSOR HAS MADE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS, TITLE, VALUE, PERFORMANCE, LEGALITY, DESIGN, CONDITION, WORKMANSHIP OR OTHERWISE AS TO THE EQUIPMENT.

================================================================================

                              WARRANTY BILL OF SALE

                    , a corporation ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells, grants, transfers and delivers to Pacific Venture Finance ("Lessor") all said equipment unto itself its successors and assigns forever.

Seller hereby warrants that (i) it has the good and lawful right to transfer its right, title and interest in said equipment, (ii) said right, title and interest are free and clear of all liens, claims and rights of others of any kind, (iii) it will defend the title conveyed to Lessor hereby against any such lien, claim or right.

================================================================================

IN WITNESS WHEREOF, Seller has executed this Warranty Bill of Sale and the SCHEDULE AGREEMENT AND ACCEPTANCE NOTICE on this ____ day of ____ 1990.

                                       ACKNOWLEDGED AND EFFECTIVE

LESSEE:                                LESSOR:  PACIFICORP CREDIT, INC. dba
                                                PACIFIC VENTURE FINANCE

By:                                    By:
   --------------------------              ---------------------------
                                           WILLIAM M. COUDEN,
                                           SR. VICE PRESIDENT

                                       Date executed by lessor: _________


                                  LEASE NUMBER:
                                  SCHEDULE:


LESSOR NAME AND ADDRESS:                                                                                               PAGE 1 OF 2

PACIFICORP CREDIT, INC. dba                             EQUIPMENT SCHEDULE                                            LEASE NUMBER:
PACIFIC VENTURE FINANCE
1990 N. CALIFORNIA BLVD                                                                                                   SCHEDULE:
WALNUT CREEK, CA 94596


LESSEE NAME AND ADDRESS;                                                                     ITEM OR LEASE LOCATION:  SEE EXHIBIT A



COUNTY:


    ASSET SUMMARY FOR SCHEDULE                          TERMS
    ==========================                          =====

*   SEE ATTACHED "EXHIBIT A" FOR LISTING                RENTAL TERM:                                              Months
    OF ASSETS INCLUDING DESCRIPTIONS
    MODEL AND SERIAL NUMBERS (WHERE                     RENTAL FACTOR AS % OF EQUIPMENT COST:
    APPLICABLE), PRICE PER UNIT AND
    EXTENDED PRICES.                                    MONTHLY RENTAL PAYMENT:
                                                        (Plus any applicable taxes.)

TOTAL COST:
                    ==============


THE RENTAL TERM OF THIS SCHEDULE COMMENCES, AND THE FIRST MONTHS RENT IS DUE, UPON ACCEPTANCE OF THE EQUIPMENT BY LESSEES EXECUTION OF THE ACCEPTANCE NOTICE. SUBSEQUENT MONTHLY RENTAL PAYMENTS ARE DUE ON THE FIRST OF EACH MONTH. THIS
SCHEDULE IS HEREBY ATTACHED TO AND MADE A PART OF THE LEASE AND IS SUBJECT TO ALL THE TERMS AND CONDITIONS THEREOF.

================================================================================

                                ACCEPTANCE NOTICE

LESSEE HEREBY REPRESENTS AND WARRANTS THAT THE EQUIPMENT LISTED ON EXHIBIT "A":
(1) HAS BEEN RECEIVED BY LESSEE AND IS IN FULL COMPLIANCE WITH THE TERMS OF THE LEASE, (2) HAS NOT BEEN AVAILABLE FOR USE BY LESSEE PRIOR TO LESSEE'S EXECUTION OF THIS ACCEPTANCE NOTICE, AND (3) IS IN GOOD CONDITION AND IS ACCEPTABLE TO LESSEE IN EVERY RESPECT. LESSEE REACKNOWLEDGES THE DISCLAIMER OF WARRANTIES AND REPRESENTATIONS BY LESSOR IN THE LEASE AND CONFIRMS THAT LESSOR HAS MADE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS, TITLE, VALUE, PERFORMANCE, LEGALITY, DESIGN, CONDITION, WORKMANSHIP OR OTHERWISE AS TO THE EQUIPMENT.

================================================================================


LESSEE:                                     LESSOR:  PACIFICORP CREDIT, INC. dba
                                                     PACIFIC VENTURE FINANCE


By:                                         By:
   ------------------------                     ------------------------
                                                CATHERINE E. MASSA
                                                VICE PRESIDENT

Acceptance Date:                            Date executed by lessor:
                                                                     ----------

                                  LEASE NUMBER:
                                  SCHEDULE:

                                                            EXHIBIT B TO MASTER
                                                               LEASE AGREEMENT
                                                               LEASE NO. 8149
                                                                        ------

                          PURCHASE AGREEMENT ASSIGNMENT

         This Purchase Agreement Assignment (this "Assignment") is made by and between the undersigned Lessee ("Lessee"), and PACIFICORP CREDIT, INC. DBA PACIFIC VENTURE FINANCE, INC. ("Lessor") in connection with that certain Master Lease and Warrant Agreement of even date herewith ("Lease"). Initially capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

         WHEREAS, Lessee will lease from Lessor certain items of Equipment to be made subject to the Lease on or before the Funding Expiration Date; and

         WHEREAS, Lessee has entered and will enter into purchase orders, supply contracts or other contractual agreements with Suppliers (the "Purchase Agreement") for the purchase of such items; and

         WHEREAS, since Lessor is to acquire such Items pursuant to the Lease, Lessee will assign to Lessor Lessee's rights and interest under the Purchase Agreements to the extent that the Purchase Agreements pertain of the items, and Lessor will accept such assignment; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

         1. Lessee hereby sells, assigns, transfers and sets over to Lessor all of Lessee's right, title and interest in and to each Purchase Agreement now existing or hereafter entered into to the extent that such Purchase Agreement pertains to an Item. Lessor hereby accepts such assignment. The description of each Purchase Agreement and the respective Item to which it pertains is set forth on the applicable Schedule.

         2. Notwithstanding anything herein to the contrary, Lessee shall at all times remain liable to each Supplier under and in accordance with the respective Purchase Agreement, and Lessor shall not have any obligation or liability under any Purchase Agreement by reason of, or arising out of, this Assignment or be obligated to perform any of the obligations or duties of Lessee under any Purchase Agreement or to make any payment other than to pay the purchase price for each Item made subject to the Lease in accordance with the terms of the Lease and the Supplier Letter pertaining to such Item. Lessor has no obligation to pay such purchase price unless and until each and every condition precedent set forth in Section 2 of the Lease has been fulfilled.

         3. Lessee shall indemnify, protect, save and keep Lessor harmless from any and all liabilities and expenses arising out of or in connection with any Purchase Agreement or this Assignment other than the obligation to pay the purchase price of an Item as provided in Section 2 hereof.

         4. Lessee agrees that at any time and from time to time, upon the written request of Lessor, Lessee shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lessor may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

         5. Lessee represents and warrants that (i) each Purchase Agreement is in full force and effect and enforceable in accordance with its terms and that Lessee is not in default thereunder; (ii) Lessee has not assigned or pledged, and hereby covenants that it shall not assign or pledge so long as this Assignment remains in effect, the whole or any part of the rights hereby assigned to anyone other than Lessor; and (iii) Lessee shall not, so long as this Assignment remains in effect, enter into any agreement with any Supplier which would amend, modify, rescind, cancel or terminate any Purchase Agreement without the prior written consent of Lessor, which consent will not be unreasonably withheld.

         6. Lessor agrees that it shall not enter into any agreement with any Supplier which would amend, modify, rescind, cancel or terminate any Purchase Agreement without the prior written consent of Lessee, unless Lessor has notified the Supplier that an Event of Default has occurred and is continuing.

         7. So long as no Event of Default shall have occurred and be continuing, Lessor hereby assigns to Lessee, for and during the term of the Lease, any and all Supplier and manufacturer warranties issued on or applicable to the Items, and Lessor hereby authorizes Lessee during the term of the Lease to obtain at Lessee's sole expense any and all services furnished in connection therewith by any Supplier or any manufacturer.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of Lessor's Acceptance Date.


LESSEE:                                        LESSOR:
       OBJECT DESIGN, INC.                     PACIFICORP CREDIT, INC. DBA
- ----------------------------                   PACIFIC VENTURE FINANCE, INC.
a Delaware corporation
  --------


By: /s/ ???????????                            By: /s/ ?????????????
    ------------------------------                -----------------------
    Title:  Vice President and CFO             Its: Vice President



          Init: ????
                ----
          Init: ????
                ----

                                                           EXHIBIT C TO MASTER
                                                              LEASE AGREEMENT
                                                              LEASE NO. 8149
                                                                       ------

                                 SUPPLIER LETTER
                             PACIFICORP CREDIT, INC.
                       (DBA PACIFIC VENTURE FINANCE, INC.)

                                                         __________, 19 ____

SUPPLIER:  _________________
Address:   _________________
           _________________
           _________________
Attention: ________________

         Re: ____________________________ ("Lessee")

Dear ____________:

         Please be advised that PacifiCorp Credit, Inc. (dba Pacific Venture Finance, Inc.) ("Lessor") and the above-named Lessee have entered into a Master Lease and Warrant Agreement dated as of_____, 1990, Lease No. ____(the "Lease"). Equipment totaling $____on order from the above named Supplier pursuant to Purchase Order # _____ issued by Lessee ("Purchase Agreement") may be made subject to the Lease by Lessee. Lessor will pay the purchase price of any such equipment within 30 days after it is made subject to the Lease. Lessee will remain responsible for any insurance, freight and/or installation charges. The Purchase Agreement as it pertains to equipment made subject to the Lease has been assigned to Lessor pursuant to a Purchase Agreement Assignment dated as of the date of the Lease ("Assignment"), a copy of which Assignment is enclosed herewith.

         Please note that the right of Lessee to make any equipment subject to the Lease, and Lessor's obligation to make any payment under the invoice, is conditioned upon the happening of certain events, including, without limitation, the following:

         a. The equipment must be delivered, installed and operating by the date which is twelve (12) months from the date of the Lease, to the written satisfaction of Lessee as evidenced by Lessor's receipt of lease documentation entitled "Schedule" and "Acceptance Notice" executed by Lessee covering the equipment.

         b. There must have been no material adverse change in Lessee's financial condition, business operations or management since the date of the Lease.

         c. Lessee must not be in default of the Lease.

         d. Lessor must have received an invoice for the equipment reflecting Lessor as the "Purchaser" and/or "Sold To" party.

         e. Lessor must have received a copy of this Supplier Letter executed by Supplier.

         f. Lessee must have satisfied all of the other terms and conditions of the Lease.

         Please execute and return to Lessor the enclosed copy of this Supplier Letter to evidence the following:

         1. Supplier acknowledges that a copy of the Lease is available from Lessee and that the right of Lessee to make any equipment subject to the Lease is conditioned upon the happening of certain events, including, without limitation, the above.

         2. Supplier hereby acknowledges notice of and consents to all of the terms of the Assignment.

         3. Supplier hereby confirms to Lessor that Lessor shall not be liable for any of the obligations or duties of Lessee to Supplier under the Purchase Agreement, Lessor shall not make any progress payments, nor shall the Assignment give rise to any duties or obligations whatsoever on the part of Lessor owing to Supplier except for the obligation of Lessor to pay the purchase price for equipment in the event such equipment is made subject to the Lease in accordance with the Lease and upon satisfaction of all of the conditions set forth above and in the Lease and as provided herein.

         4. Payment terms will be net 30 from the date the equipment is made subject to the Lease.

         5. Supplier hereby represents and warrants to Lessor that the Purchase Agreement constitutes as of the date thereof and at all times thereafter to and including the date of this Supplier Letter, and that this Supplier Letter constitutes, a binding obligation of Supplier, in each case enforceable against the Supplier in accordance with its terms.

         6. Supplier acknowledges that the equipment is standard to the industry which Supplier serves and is not custom to Lessee's application.

         Lessor acknowledges that Supplier does not, by executing and delivering to Lessor this Supplier Letter, intend to modify its rights and obligations under the Purchase Agreement.

          This Supplier Letter is merely to provide you with the advice above and is not in addition to or in substitution for any terms or conditions of the Lease. Reference is hereby made to the Lease, a copy of which is, Lessor understands, available from Lessee. Lessor's resale certificate number
is        .
   ------

Very truly yours,                              Accepted and acknowledged:

PACIFICORP CREDIT, INC.                        SUPPLIER:
(DBA PACIFIC VENTURE FINANCE, INC.)


By: /s/ ?????????                              By:
    ------------------------                      -----------------------
Title: Vice President                          Title:
       ---------------------                         --------------------


          Init: ????
                ----
          Init: ????
                ----

                                                             RIDER 1 TO MASTER
                                                              LEASE AGREEMENT
                                                              LEASE NO. 8149
                                                                        ----

                       SPECIAL TERMS AND CONDITIONS RIDER

         I. Rental Term and Rent Factor. The Rent Factor is 0.033 for Used Equipment currently leased by the Bank of New England and 0.02619 for Equipment that is not BNE Equipment ("BNE Equipment"). The Rental Term is 36 months for BNE Equipment, and 48 months for Equipment that is not BNE Equipment. The Proposal Deposit previously paid by Lessee to Lessor shall be applied to payment of the Lease Line Fee. The Lease Line Fee shall be refunded according to the terms hereof, if at all, promptly after the separation of the Funding Period.

         1. Definitions. The words "including without limitation any material deterioration or adverse change in financial ratios, contingent liabilities or realizable value of assets, change caused by or resulting from any governmental or private action, intervention, litigation, arbitration or regulatory proceeding or any significant change in technology, markets or labor force" are deleted from the definition of Material Adverse Change.

         2. Conditions Precedent. The words "together with interest actually earned thereupon" are added to Section 2(k) after the words "Lease Line Fee". Add a sub-Section in Section 2 to read as follows, "2(n) Lessee shall pay to Lessor a $1,000 security deposit (the "Security Deposit") as a condition precedent to the lease of Equipment in Illinois. The Security Deposit shall be refunded when said Equipment is returned to Lessor by Lessee, purchased by Lessee pursuant to the Purchase Option, or moved with Lessor's consent to the Burlington, MA or Los Angeles, CA locations.

         8. Rental Payments. In Section 9(c)(vii) the words "unless due to manifest error" are added after the words "any reason whatsoever" in line 25.

         9. Purchase Option. Add a new Section 9(e); Notwithstanding anything to the contrary herein, The Purchase Option shall be exercised (or not exercised) in two parts: Each Schedule shall be designated either "Furniture Equipment" or "Computer Equipment". Lessee may purchase all (but not less than all) Computer Equipment and all (but not less than all) Furniture Equipment, but need not purchase all of both categories of Equipment.

         10. Title. The word "immediate" in the 14th line of Section 10 is deleted and replaced with the word "prompt".


          Init: ????
                ----
          Init: ????
                ----

         12. Assignments and Subleases. Add the word "reasonable" after the word "limitation" in line 5 of Section 12(b). Add the word "reasonable" after the words "the same, and" in line 5 of Section 12(b). In Section 12(c) line 2 after the words "herein or therein" add the following "except that Lessor shall not assign this Lease to an entity itself in direct competition with Lessee, although no representation is made by Lessor herein as to the employment or institutional funds for which Lessor may now or hereafter be the managing agent or partner."

         14. Use and Indemnity. Add the words "leased hereunder before said Equipment is returned to Lessor pursuant to Lessee's failure to exercise the Purchase Option." after the words "Lease or the Equipment" in line 5 of Section
14. Add the word "reasonable" after the words "any and all" in line 13 of
Section 14.

         17. Maintenance and Operation. Add the word "material" after the words "shall comply with all" in line 1 of Section 17(b). Add the word "material" before the words "permits, franchise, inspections" in line 3 of
Section 17(b).

         18. Return of Equipment; Holdover. Change "10 days" to read "20 days" in line 7 of Section 18. Insert in line 8 of Section 18 "but as to Used Equipment as of the date hereof" after the words "received by Lessee".

         19. Financial Statements. Change "30" to read "45" in line 3 of Section
19. Delete the words "to Lessor" from line 4 in Section 19(a) and replace with the words "to Lessee's Board of Directors". Delete the Word "plan" after the words "Lessee's annual" and insert in place the words "capital and operating budget" in line 3 of Section 19(c). Delete the words, "full and complete forecasted balance sheets" in line 4 of Section 19(c). Delete the words "statements" after "income" in line 4 of Section 19(c) and add the words "and loss projections". Delete the words "statements of" in line 5 of Section 19(c). Add the word "projections" after the words "cash flow" in line 5 of Section 19(c). Delete 19(g) and replace with the following: "Promptly after reasonable request by Lessor, the following additional information concerning Lessee, in form and scope reasonably satisfactory to Lessor, including names of principal creditors, orders received backlog, shipments, commitments, contingencies and material litigation."

         20. Taxes. Add to the end of both Sections 20(a) and 20(b):
"Notwithstanding anything to the contrary contained in the foregoing, Lessee shall in no event be liable to Lessor for any Loss solely and directly resulting from any of the following: (a) recapture due solely and directly to Lessor's actions not occasioned by an Event of Default, (b) the application of Section 467 of the Internal revenue Code, (c) a change in Lessor's financial position or tax rate resulting in a reduction to it of the value of the Tax Benefits, (d) any allocation of value to Lessor's tax basis in the warrant, or (e) any change in federal or

          Init: ????
                ----
          Init: ????
                ----
state laws." Delete the word "net" from line 9 of Section 20(a). Add "or capital gains taxes incurred from the sale of any Item" to the end of the parenthetical in line 11 of Section 20(a).

         21. Risk of Loss. Delete "but at Lessor's option, reasonably exercised," from line 2 Section 21(a). Delete the word "Lessor" after the words "determined by" and replace with the word "Lessee" in line 2 of Section 21(a)(ii). Delete the word "Lessor's" in line 1 of Section 21(b)(i) and insert the word "Lessee's".

         22. Insurance. In Section 22(a)(ii) in lines 1 and 2, delete "sufficient to pay the next six Monthly Rental Payments for all Items," and replace with "as required by Lessee's Board of Directors." Delete "$5" in
Section 22(a)(iii) line 3 and replace with "$2". Delete the words "with no aggregate limit" from Section 22(a)(iii) line 5 and replace with the words "and in the aggregate". Delete Sections 22(b)(iii) and (vii).

         23. Representations and Warranties of Lessee. Delete "it does business" from lines 3 and 4 of Section 23(a) and replace with "the failure to so qualify would have a material adverse effect on the business or financial condition of Lessee taken as a whole". Delete "No Lessee Stockholder consent is required;" from Section 23(b). In Section 23(c) line 2, delete the words "securities are" and insert "capital stock is". Insert "substantially as" after "outstanding are" in Section 23(c) line 2. Delete the word "full" after the words "are true, complete and correct" and replace with the words "present fairly the financial condition of the Lessee as of the dates thereof." Delete the words "nor has there been any event or condition which might reasonably be expected to result in a Material Adverse Change;" from Section 23(e) lines 5 and 6. Add the words "to Lessee's knowledge," to the beginning of Section 23(g). Add the word "material" to Section 23(g)(ii) after the word "any". In Section 23(g)(v) after the words "encumbrance upon any" in line 8 add the word "material". With respect to Section 23(h), except as set forth on Schedule 1, there is no proceeding before any court, arbitrator, or other governmental authority. After the words "Lessor and each" add the word "future" in line 1 of Section 23(j). Add the words "to remain in compliance therewith" to the end of section 23(j).

         25. Default. In Section 25(a) line 2 add the words "after notice of such failure has been given by Lessor" after the word "days". In Section 25(c) line 2 change "five" to "ten". Add the word "material" after the word "other" in line 1 of Section 25(d). In Section 25(i) change "50,000" to "100,000" and "100,000" to "200,000". In Section 25(j) line 3 change "50,000" to "100,000".
Amend Section 25(l) to read: "Lessee or a Subsidiary shall be in default under any lease of real property and shall have received notice thereof from the lessor of said real property." In Section 25(m) line 4 delete the word "sole" and replace it with the word "reasonable". In Section 25(n) line 1 delete the word "could" and change the word "subject" to "subjects". Insert the word

          Init: ????
                ----
          Init: ????
                ----

"applicable" before "municipal" in line 2 of Section 25(n).

         26. Remedies. In Section 26(d) line 3 add the word "reasonable" before the word "damage".

         35. Board Minutes. Lessee shall provide Lessor copies of minutes of its Board of Director's meetings in the same manner and with the same timeliness as the same are provided to its Directors.

         36. Equipment. Lessor will use the applicable discount pricing it obtains in purchasing an Item when calculating the Cost of an Item.

         37. Confidentiality. Lessor shall at all times maintain confidential the information disclosed to it by Lessee, and will only disclose the same as required by law or court order.

          Init: ????
                ----
          Init: ????
                ----

                                                             Rider 2 to Master
                                                              Lease Agreement
                                                              Lease No.  8149
                                                                        ------

                         TYPE AND LOCATION OF EQUIPMENT

               Location                                      Minimum Amount of
               --------                                     Equipment (required
                                                               at all times)
                                                            -------------------

One New England Executive Park
Burlington, MA 01803

1450 East American Lane, Suite 1400
Schaumburg, IL  60173

6033 West Century Blvd, Suite 400
Los Angeles, CA  90045


               Types of Equipment
               ------------------


Rider 2 is continued in the attached letter from Lessor's Equipment research department to Lessee.